UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2009
Date of Report (Date of earliest event reported)

DORAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

415 West Wall, Suite 500
Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

(432) 789-1180
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Extension of Closing Deadline for Acquisition of Cochran County Properties

On March 31, 2009, the Company entered into an agreement to modify the terms of their letter agreement (the “Letter Agreement”) with Miltex Oil Company (“Miltex”) for the purchase of three oil and gas leases located in Cochran County, Texas (the “Cochran County Properties”).

Under the terms of the modification to the Letter Agreement, the purchase price was increased by $125,000. Of this increase, the Company paid $25,000 in earnest money and an additional $100,000 was added to the purchase price due at closing, making the total purchase price $2,425,000. The Company has until April 21, 2009 to complete the acquisition of the Cochran County Properties. In order to complete the acquisition of the Cochran County Properties, the Company will be required to pay Miltex an additional $2,235,981.90 by April 21, 2009. The required payment amount includes $2,200,000 for the remainder of the purchase price and $35,981.90 for the value of oil in Miltex’s storage tanks as of March 1, 2009.

Item 9.01 Financial Statements And Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Letter Agreement dated January 15, 2009 between Doral Energy Corp. and Miltex Oil Company.(1)

10.2	Agreement to modify Letter Agreement dated March 31, 2009 between Doral Energy Corp. and Miltex Oil Company.

(1) Filed as an exhibit to our Current Report on Form 8-K filed on January 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL ENERGY CORP.
Date: April 3, 2009
	By:	/s/ Everett Willard Gray, II

EVERETT WILLARD GRAY, II
Vice Chairman of the Board
and Chief Executive Officer